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EXHIBIT 5.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our name in this Registration Statement on Form F-10 (this "Registration Statement") of Enerplus Corporation (the "Registrant"). We hereby further consent to the incorporation by reference in this Registration Statement of the Registrant's Annual Information Form dated February 24, 2017 for the year ended December 31, 2016 which document makes reference to our firm and our report dated February 10, 2017, evaluating the Registrant's shale gas and contingent resources interests effective December 31, 2016.

Dallas, Texas March 28, 2017	NETHERLAND, SEWELL & ASSOCIATES, INC.
/s/ Robert C. Barg Robert C. Barg, P.E. Senior Vice President

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  EXHIBIT 5.4
Consent of Netherland, Sewell & Associates, Inc.